UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑2

BTRS HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(4) and 0‑11.

BTRS Holdings Inc.
1009 Lenox Drive, Suite 101
Lawrenceville, New Jersey 08648

SUPPLEMENT TO PROXY STATEMENT FOR THE
2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2022

This proxy statement supplement, dated May 17, 2022 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of BTRS Holdings Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2022 and relating to the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2022 at 8:30 a.m. Eastern Daylight Time, at the Company’s headquarters located at 1009 Lenox Drive, Suite 101, Lawrenceville, New Jersey 08648.

Resignation from the Board by Charles B. Bernicker

On May 17, 2022, the Company announced that Charles B. Bernicker resigned as a Class II director of the Board of Directors (the “Board”) of the Company and as a member of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board, and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), including as Chair of the Nominating and Corporate Governance Committee, effective May 11, 2022.  Mr. Bernicker’s resignation was not due to any disagreement with the Company.  In connection with Mr. Bernicker’s resignation, the Board reduced the size of the Board from eight members to seven members, effective May 11, 2022.

In connection with Mr. Bernicker’s resignation, the Board, at the recommendation of the Nominating and Corporate Governance Committee, appointed John W. Murray to serve as Chair of the Nominating and Corporate Governance Committee and to serve as a member of the Audit Committee, effective May 11, 2022.  The Board previously determined that Mr. Murray qualifies as independent under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of The Nasdaq Stock Market (“Nasdaq”), and in connection with Mr. Murray’s appointment to the Audit Committee, the Board further determined that he satisfies the additional requirements of audit committee independence for audit committee service under applicable SEC rules and regulations and Nasdaq listing standards.  In addition, the Board has determined that Mr. Murray meets the financial literacy requirements of the Nasdaq listing standards.

The following table provides the current membership of the Board committees as of May 17, 2022.  An asterisk indicates the Board has determined such person qualifies as an “audit committee financial expert” in accordance with SEC rules.

Name	Audit	Compensation	Nominating and Corporate Governance	Risk Management
Flint A. Lane
Robert Farrell		Chair	X
Matt Harris			X
Clare Hart		X		Chair
Lawrence Irving	Chair*			X
John W. Murray	X	X	Chair
Juli Spottiswood	X			X

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The Board is divided into three classes.  Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term.  Mr. Bernicker’s resignation does not change the directors nominated for election at the Annual Meeting.  Further, the developments described in this Supplement do not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the Proxy Statement.

Additional Information

Stockholders who have already submitted proxies for the Annual Meeting may change or revoke their proxy.  If you are the stockholder of record, you can change or revoke your proxy before the Annual Meeting by (i) submitting another properly completed proxy card with a later date, (ii) granting a subsequent proxy by telephone or through the internet, (iii) sending a timely written notice that they are revoking their proxy to the Company at IR@billtrust.com, or (iv) attending the Annual Meeting and voting in person.  Simply attending the Annual Meeting will not, by itself, revoke your proxy.  You are the “stockholder of record” for any shares of the Company’s Class 1 common stock, $0.0001 par value per share (“Common Stock”), that you own directly in your name.

If you are the beneficial owner of shares of Common Stock held in street name, you must follow the instructions for changing or revoking your proxy provided by your broker, bank, or other nominee.  You are a “beneficial stockholder” of shares of Common Stock held in street name if such shares are held in an account with a broker, bank, or other nominee as custodian on your behalf.

Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated.  Detailed information regarding voting procedures can be found in the Proxy Statement.

Except as described in this Supplement, the information disclosed in the Proxy Statement continues to apply.  To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies.  The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available at www.proxyvote.com.  You may also obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2021 without charge by sending a written request to the Company at IR@billtrust.com.

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